Exhibit 99.3
















                                   AGREEMENT

                                    between


                           LOEHMANN'S HOLDINGS INC.

                                      and

                              ROBERT N. FRIEDMAN

                          Dated as of April 22, 2004


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                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
1.   Definitions..............................................................1
2.   Term of Employment.......................................................2
3.   Duties of Executive......................................................3
4.   Base Salary..............................................................3
5.   Performance Cash Bonuses.................................................3
6.   Profit Sharing...........................................................4
7.   Automobile, Etc..........................................................4
8.   Life Insurance...........................................................4
9.   Medical Insurance........................................................5
10.  Disability Insurance.....................................................5
11.  Tax Returns..............................................................5
12.  Discount on Purchases; Expenses..........................................6
13.  Vacation.................................................................6
14.  Other Benefits...........................................................6
15.  Stock Options............................................................6
16.  Termination of Employment................................................7
17.  Mitigation By Executive..................................................7
18.  Noncompetition..........................................................10
19.  Indemnification.........................................................11
20.  Confidentiality.........................................................11
21.  Severability............................................................11
22.  Enforcement.............................................................12
23.  Withholding.............................................................12
24.  Entire Agreement........................................................12
25.  Governing Law...........................................................12
26.  Miscellaneous...........................................................13


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         THIS EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of
April 22, 2004, by and among LOEHMANN'S HOLDINGS INC., a Delaware corporation (the "Company"), and ROBERT N. FRIEDMAN (herein called the "Executive"), c/o Loehmann's Holdings Inc., 2500 Halsey Street Bronx, New York 10461

                             W I T N E S S E T H:

         WHEREAS, Executive and the Company are parties to a certain Employment Agreement, dated January 1, 2001, and amended on May 10, 2002 and again on February 12, 2004;

         WHEREAS, the Company has entered into a certain "Agreement and Plan of Merger" (the "Merger Agreement") with Designer Apparel Holding Company, a Delaware corporation ("Parent") and DAH Merger Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("Sub") dated as of the date hereof, whereby, contingent upon the closing of the contemplated transaction, Sub will merge with the Company and the Company will be the surviving corporation (the "Transaction");

         WHEREAS, the execution and delivery of this Agreement by Executive was a material inducement and a condition of Parent's entering into the Merger Agreement;

         WHEREAS, contingent upon the closing of the Transaction, the Company desires to employ Executive on the terms and conditions set forth in this Agreement, and to terminate and supersede all existing employment agreements with Executive;

         WHEREAS, in consideration for Executive's agreeing to enter into this Agreement, the Company will be providing Executive additional consideration, in the form of stock option grants, to which he would not otherwise be entitled (the terms of which will be set forth in a separate agreement);

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises contained herein, and contingent upon the closing of the Transaction, the Company desires to employ Executive, and Executive desires to be so employed and to render such services to the Company, all upon the terms and subject to the conditions contained herein.

         1. Definitions. As used herein,

         "Actively Traded" means listed on the New York Stock Exchange, the American Stock Exchange or constituting a National Market System security quoted by the National Association of Securities Dealers Automated Quotation market system;

         "Board of Directors" means the board of directors of the Company;

         "Business" has the meaning ascribed to that term in Section 18 hereof;

         "Cause" means (i) the willful failure (other than any failure resulting from the Executive's incapacity due to physical or mental illness) of the Executive to substantially perform his normal duties with the Company under this Agreement in any material respect, where such failure is not reasonably corrected within 30 days after receipt of notice from the Board of Directors specifying such failure or failures of the Executive, (ii) the willful engaging by the Executive in conduct which is materially injurious to the Company or any of its Subsidiaries (but any act or failure to act which gives rise to a right of termination under both this clause (ii) and clause
(i) above shall be treated as if such right arose under clause (i)) or (iii) the conviction of the Executive of any crime or offense constituting a felony;

         "Common Share" means a share of Common Stock of the Company, par value $.01 per share;

         "EBITDA" has the meaning ascribed to that term in Exhibit A hereof, and shall be calculated by the Company's independent accountants in accordance with generally accepted accounting principles as in effect at the time of calculation and consistent with the calculation for prior Fiscal Years (without regard to any accounting principles which may be applicable in, or result from, proceedings under Chapter 11 of the United States Bankruptcy
Code);

         "Financing" has the meaning ascribed to that term in Section 18 hereof;

         "Fiscal Year" means the 12 month period ending on the Saturday immediately preceding January 31, or such other annual fiscal accounting period of the Company as may be adopted by the Company from time to time;

         "Good Reason" means (i) a material adverse alteration in the nature or status of the Executive's position, duties or responsibilities from those in effect as of the inception of the Term; (ii) a reduction in or failure to pay or provide when due any of the compensation (it being understood that base salary cannot be reduced under this Agreement) or other benefits required to be paid or provided to the Executive hereunder, if, but only if, such reduction or failure continues for 10 days following written notice from the Executive specifying the nature of the reduction or failure; (iii) a change in the principal place of the Executive's employment to a location more than 100 miles from the place of the Executive's principal residence as of the date of this Agreement, excluding required travel relating to the Company's business; or (iv) any other failure of the Company to fulfill its obligations under this Agreement in any material respect;

         "Group" means a syndicate or group deemed a "person" within the meaning of Rule 13d-5 promulgated by the Securities and Exchange Commission;

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof;

         "Store" has the meaning ascribed to that term in Section 18 hereof;

         "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by the Company;

         "Total Disability" or "Totally Disabled" means the disability, within the meaning of the Company's short-term disability plan, for a continuous period of 100 days, or for any 100 days within a 365 day period, and a determination, by a physician mutually acceptable to the Company and the Executive, at the end of such period that the Executive is unable to perform the essential duties of the Executive hereunder, with or without reasonable accommodation;

         "Value" has the meaning ascribed to that term in Section 20 hereof.

         2. Term of Employment. Subject to Section 16 hereof, the Company agrees to employ Executive, and the Executive agrees to render personal services to the Company and its Subsidiaries as Chief Executive Officer of the Company until June 30, 2008 (the "Initial Term"), after which the Initial Term shall be automatically extended for successive 12 month periods on the same terms and conditions, unless one Party provides to the other party a notice of non-renewal at least six (6) months prior to the expiration of the Initial Term or any extension thereof (hereinafter, the Initial Term, as the same may be extended, shall be referred to as the "Term"). Executive shall not be required to hold any position or to perform any duty or assignment materially inconsistent with those positions or his experience and qualifications, it being agreed and understood that the personal services to be rendered by Executive to the Company and its Subsidiaries hereunder are of a special and unique character.

         3. Duties of Executive. Executive agrees that, at all times during the Term, Executive will serve as a member of the Company's Board of Directors and as the Company's President and Chief Executive Officer and shall:

         (i) faithfully and diligently perform, to the best of his ability, such duties and services of such nature and commensurate with such position, as may from time to time be assigned to him by the Board of Directors of the Company; and

         (ii) devote Executive's undivided time and attention, during the Company's then customary business hours, to the performance of his duties hereunder and to the business and affairs of the Company and its Subsidiaries and to promoting the best interests of the Company and its Subsidiaries to such extent as may be necessary for the proper performance of the personal services to be rendered by Executive hereunder, and he shall not, either during or outside of business hours, engage in any activity inimical to the best interests of the Company or any of its Subsidiaries.

         (iii) at the request of the Company, serve as an officer or director of the Company or any of its Subsidiaries without additional compensation.

         4. Base Salary. The Company agrees to pay Executive a base salary for his services at the rate of $690,000 per annum payable in equal semi-monthly installments. The rate of Executive's base salary shall be reviewed annually as of each May 1 (beginning on May 1, 2005); except that no such annual review shall result in any reduction in the Executive's base salary as in effect at the date of such review.

         5. Performance Cash Bonuses.

         (i) With respect to each Fiscal Year ending during the Term, Executive will be eligible to receive a cash bonus equal to a percentage of his Base Salary upon the Company's achievement of certain performance thresholds as determined by the Board of Directors (the "Board of Directors").

         (ii) The Board of Directors shall determine the performance thresholds and the amount of the bonus to be received for achieving each performance threshold prior to the commencement of each fiscal year. With respect to the annual bonus for Fiscal Year 2004, the annual bonus shall be determined in accordance with the performance objectives set forth in Exhibit A attached hereto and made a part hereof.

         (iii) If such bonus is earned with respect to any Fiscal Year, such bonus will be paid to Executive within 30 days following receipt by the Company of its certified consolidated financial statements for the relevant year, but no later than 125 days after the end of the Fiscal Year to which such bonus relates.

         6. Retirement Plan. During the Term, the Executive shall be entitled to participate in any tax qualified retirement plan of the Company, in accordance with the terms of any such plan and applicable law, it being understood, however, that nothing contained herein shall prevent the Company from amending, modifying or terminating any such plan in any manner whatsoever if, but only if, the Executive is treated no less favorably than other participants in any such plan as a result of such amendment, modification or termination.

         7. Automobile, Etc. During the Term, the Executive shall be entitled to receive an allowance for automobile, gasoline, club dues and other expenses not to exceed $30,000 in the aggregate for each Fiscal Year, consistent with past practices, prorated in the case of any Fiscal Year which is less than 12 months in duration or which does not fall entirely within the Term.

         8. Life Insurance.

         (a) During his employment with the Company, the Company shall provide the Executive with term life insurance providing a death benefit equal to three times his then base salary, it being understood that the Executive is presently insurable at normal rates and that the Executive will bear the cost of such insurance upon renewal to the extent such cost exceeds normal rates.

         (b) After the termination of Executive's employment hereunder (including upon expiration of the contract term) other than for "Cause" or by Executive without Good Reason (as such terms are hereafter defined), for the remainder of Executive's life or until Executive attains the age of 70 or obtains full-time employment with any Person other than the Company, the Company shall obtain and maintain life insurance for Executive's benefit in the amount equal to his Base Salary upon the termination of such employment. For purposes of the preceding sentence, Executive's retirement from the Company after age 62 shall not be deemed a termination of this Agreement without Good Reason.

         9. Medical Insurance.

         (a) During his employment with the Company, the Executive shall be entitled to group medical insurance coverage in accordance with the terms and conditions of such plans as are maintained by the Company, it being understood, however, that nothing contained herein shall prevent the Company from amending, modifying or terminating such plans in any manner if, but only if, (i) the Executive is treated no less favorably than other participants in such plans as a result of such amendment, modification or termination, and
(ii) the Executive shall be entitled to a group medical plan at group rates, together with excess medical reimbursement of up to $5,000 a year for medical, dental, optical or other health expenses not covered or only partially covered under the Company's group medical plan.

         (b) After the termination of Executive's employment hereunder (including upon expiration of the contract term) other than for Cause or by Executive without Good Reason, the Company shall continue to provide medical insurance to Executive and his then current spouse (provided such spouse continues to be married to Executive following his termination hereunder) for the duration of their respective lives in accordance with the terms and conditions of such plans as are maintained by the Company; provided, that, if Executive obtains full-time employment with any Person other than the Company, the Company shall not be obligated to provide coverage set forth in this
Section 9(b). For purposes of the preceding sentence, Executive's retirement from the Company after age 62 shall not be deemed a termination of this Agreement by Executive without Good Reason.

         10. Disability Insurance. During the Term, the Company shall provide the Executive with long-term disability insurance providing an annual benefit in the event of such disability of at least equal to one half of his then base salary. In the event of the Executive's illness or disability, the Company shall continue to pay the Executive base salary at his then annual rate, and continue to provide all benefits and all other compensation required by this Agreement unless and until the Executive's employment is terminated by reason of his Total Disability and an eligibility, waiting or comparable period under the disability insurance policy expires and payments to the Executive begin under the policy.

         11. Tax Returns. During the Term, the Company shall pay for preparation of the Executive's federal and state income tax returns by the Company's regular outside accountants or, if the Executive so elects, shall reimburse the Executive in an amount of up to a maximum of $2,100 per year for fees paid to another accountant in connection with the preparation of such returns.

         12. Discount on Purchases; Expenses. During the Term, the Executive shall benefit from the Company's Executive Discount Purchase Plan. The Company shall reimburse Executive for all items of normal expense incurred by Executive as an employee of the Company as authorized or approved under guidelines and policies fixed from time to time by the Board of Directors.

         13. Vacation. During the Term, the Executive shall be entitled to four (4) weeks of vacation per year, during which the Executive shall receive his normal compensation payable hereunder. The Company shall not pay the Executive any additional compensation for any vacation time not used by the Executive.

         14. Other Benefits. The Company and its Subsidiaries have adopted certain employee benefit plans and have established certain arrangements concerning executive perquisites which may, from time to time, confer rights and benefits on the executive in accordance with their terms, and the Company and it Subsidiaries may, in the future, adopt additional employee benefit plans and establish additional arrangements concerning executive perquisites, and may in the future amend, modify or terminate any of the aforesaid employee benefit plans and arrangements, all in accordance with their terms and in accordance with applicable law. Subject to any limitations imposed from time to time under applicable law or regulation, the Executive shall be entitled to participate in all such benefit plans which cover senior employees of the Company and its Subsidiaries.

         15. Stock Options. Executive shall be granted at or immediately following the closing of the Transaction nonqualified stock options to acquire common stock of the Company equal to 3.16% of the common stock of the Company on a fully diluted basis determined at the time of grant taking into account all outstanding stock options and stock warrants and all stock options that may be issued by the Company. The stock options will be granted under a stock option plan to be adopted by the Company at an exercise price of $23.00 per share and shall have a term of ten years. The stock options shall vest at the rate of 25% per year beginning on the first anniversary of the closing date of the Transaction and the subsequent three anniversaries thereof in accordance with the terms of any such plan. In the event of: (i) a Change of Control, or
(ii) a termination of Executive's employment by the Company without Cause in anticipation of and immediately before a Change of Control, the options shall be fully vested and, if prior to any shares of the Company being publicly traded, cancelled for a cash payment equal in the case of each option to the excess of the Change of Control consideration per share of the underlying common stock and the option's exercise price. Further, if Executive's employment is terminated by the Company without Cause and such termination is not in connection with a Change of Control, if the Options are not fully vested on the effective date of Executive's employment termination, the options shall be vested on a prorated basis for the vesting year in which the effective date of Executive's termination occurs, based on the ratio that the number of days that Executive was an employee of the Company in such vesting year is to 365 days, with such ratio applied to the number of options that would have vested in the vesting year if Executive's employment had not been terminated by the Company without Cause. The options shall otherwise be exercisable as the stock options vest. In the event of Executive's employment termination for any reason, the vested options shall be retained by Executive for the remainder of the option term and be fully exercisable, and the unvested options shall be forfeited as of the date of Executive's employment termination. During the period Executive's options remain outstanding, if the Company issues common stock, the Company shall issue such stock for adequate consideration to the extent required by applicable law.

         In addition to the grant of new stock options described in the immediately preceding paragraph, Executive shall retain 81,967 of the Company stock options granted to Executive on May 10, 2002 which are not surrendered and cancelled in accordance with a separate agreement between Executive and the Company concerning the surrender and cancellation of Company stock options, and the retained options shall be treated as nonqualified stock options. The term of such retained options shall be extended to the date that is ten (10) years from the date of the closing of the Transaction, and shall be retained by Executive if he terminates employment with the Company during the option term for any reason. The retained options shall be fully exercisable during the option term and shall also be cancelled for a cash cancellation payment as described in the immediately preceding paragraph in the event of a Change of Control.

         In addition, the number of shares of common stock of the Company subject to the options and the exercise price per option shall be adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification or similar corporate action. Any shares of Company stock acquired pursuant to an exercise of such options prior to any initial public offering of shares of Company stock shall be subject to appropriate "tag along" and "drag along" rights pursuant to an agreement to be entered into with the Company and its shareholders.

         16. Termination of Employment.

         (a) Death or Total Disability. The employment of the Executive will terminate upon his death or Total Disability. If, during the Term, the employment of the Executive is terminated due to death or Total Disability, the Executive or his estate shall receive, within 30 days of such termination, base salary provided for in Section 4 as then in effect, accrued through the date of termination. Upon such termination, all other benefits under this Agreement (except indemnification under Section 19) shall lapse, expire and be forfeited (other than the proceeds of the life insurance provided pursuant to Section 8 which become payable by reason of the Executive's death, the disability payments payable pursuant to Section 10, or the medical benefits pursuant to Section 9 hereof, or as the case may be); provided that Executive shall also be paid any bonus pursuant to Section 5 earned with respect to any previously completed Fiscal Year which remains unpaid as of such date of termination and any amounts to which Executive may be entitled pursuant to the plans, policies and practices of the Company then in effect.

         (b) Termination For Cause or By Executive Without Good Reason. The employment of the Executive may be terminated by the Company at any time for Cause or by Executive without Good Reason. If, during the Term, the employment of the Executive is terminated by the Company for Cause or by Executive without Good Reason, the Executive shall receive, within 30 days of such termination, base salary provided for in Section 4 as then in effect, accrued through the date of termination. Upon such termination, all other benefits under this Agreement (except indemnification under Section 19) shall lapse, expire and be forfeited; provided that Executive shall also be paid any bonus pursuant to Section 5 earned with respect to any previously completed Fiscal Year which remains unpaid as of such date of termination and any amounts to which Executive may be entitled pursuant to the plans, policies and practices of the Company then in effect.

         (c) Termination Without Cause. The employment of the Executive may also be terminated by the Company at any time without Cause. Subject to
Section 17 of this Agreement, if (i) after the Initial Term, the employment of the Executive is terminated by the Company without Cause or (ii) prior to the expiration of the Term, the Company provides Executive with a notice of non-renewal and the Term is not extended, the Executive shall continue to receive base salary provided for in Section 4 as then in effect for the longer of 18 months following termination or the remainder of the Term. In addition (and also subject to Section 17 hereof), Executive shall be entitled to receive (i) the benefits contemplated by Sections (8)b and 9(b) hereof, (ii) any bonus pursuant to Section 5 earned with respect to any previously completed Fiscal Year which remains unpaid as of such date of termination,
(iii) a cash payment equal to a prorated portion of the bonus Executive would have received pursuant to Section 5 hereof at the end of the Fiscal Year in which his employment is terminated and (iv) any amounts to which Executive may be entitled pursuant to the plans, policies and practices of the Company then in effect.

         (d) Termination by Executive for Good Reason. The employment of the Executive may also be terminated by the Executive at any time for Good Reason. Subject to Section 17 of this Agreement, if, during the Term, the employment of the Executive is terminated by the Executive for Good Reason, the Executive shall continue to receive base salary provided for in Section 4 as then in effect for the longer of 18 months following termination or the remainder of the Term. In addition (and also subject to Section 17 hereof), Executive shall be entitled to receive (i) the benefits contemplated by Sections (8)b and 9(b) hereof, (ii) any bonus pursuant to Section 5 earned with respect to any previously completed Fiscal Year which remains unpaid as of such date of termination, (iii) a cash payment equal to a prorated portion of the bonus Executive would have received pursuant to Section 5 hereof at the end of the Fiscal Year in which his employment is terminated and (iv) any amounts to which Executive may be entitled pursuant to the plans, policies and practices of the Company then in effect.

         (e) Change of Control. If Executive's employment is terminated within one year after a Change of Control (as defined below), either by the Company without Cause or by Executive for Good Reason, Executive shall be paid, within 10 days after such termination, a lump sum, in cash, equal to (i) 24 months' base salary as then in effect, plus (ii) two times the average of the bonuses, if any, earned by Executive in the three Fiscal Years preceding the date of termination. In addition, Executive shall be entitled to any amounts to which Executive may be entitled pursuant to the plans, policies and practices of, or benefits provided by, the Company as then in effect. Except as provided in this Section 16(e), upon a termination of employment pursuant to this paragraph, all other benefits under this Agreement (except life insurance under Section 8(b), medical insurance under Section 9(b), indemnification under Section 19 and reimbursement of legal fees and expenses under Section 26(g)) shall lapse, expire and be forfeited. Anything to the contrary herein notwithstanding, if any payments pursuant to this Section 16(e), when added to any other amounts paid or payable under this Agreement, any other agreement between Executive and the Company (including pursuant to any stock or stock option agreements) or any other plan, practice, policy, program or arrangement of the Company, would be a "parachute payment" as defined in section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), all such payments and/or benefits shall be limited to the largest portion of such payments and benefits as can cumulatively be paid without the total of such payments being deemed a "parachute payment," provided, however, the Company shall obtain shareholder approval of this Agreement and the new option grant on or before the closing date of the Transaction and thereafter use its best efforts to obtain shareholder approval of all payments that would be deemed "parachute payments" in each case in accordance with the shareholder approval requirements of Code Section 280(G)(b)(5). In the event that shareholder approval is not obtained, or the IRS successfully challenges the validity of the shareholder approval, resulting in a reduction of payments pursuant to the preceding sentence, the Company shall reduce the payments and/or benefits in such a manner as the Company and the Executive shall mutually agree.

         For purposes of this Section l6 (e), a "Change in Control" shall be deemed to have occurred if (1) any Person (as such term is used in Section 13
(d)of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the members of the Company's Board of Directors (the "Board") and any new director, whose election to the board or nomination for election to the Board by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (3) the Company shall merge with or consolidate into any other corporation, other than a merger or consolidation which would. result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or such a plan is commenced or such a sale or other disposition is consummated; provided, however, that the closing of the Transaction (and any other transactions which are contemplated by the Transaction) that shall not be considered a Change in Control for the purposes of this Agreement.

         17. Mitigation By Executive. During the first eighteen (18) months following any (i) termination of Executive by the Company without Cause, (ii) termination by Executive for Good Reason, or (iii) termination of Executive at the end of the Initial Term, the Executive shall have no obligation to mitigate amounts payable to him pursuant to Sections 16(c) or 16(d) hereunder by seeking comparable employment; provided, however that after such eighteen
(18) months, Executive shall have the obligation to seek comparable employment and any amounts earned by him shall reduce any amounts payable by the Company under Section 16(c) or 16(d) hereof.

         18. Noncompetition.

         (a) Executive agrees that, at all times during his employment with the Company and for a period of eighteen (18) months after the termination of this employment (the "Non-Compete Period"), Executive will not engage or be engaged in any competing business, as herein defined.

         (b) For purposes of this Section 18, Executive shall be deemed to "engage or be engaged in a competing business" if, in any capacity, including, but not limited to, proprietor, partner, trustee, officer, employee or director, Executive engages or participates, directly or indirectly, in the operation, management or Financing (as herein defined) of (i) any off-price retail women's apparel store or a group of any such stores ("Store") or (ii) any off-price retail women's apparel business ("Business") which is in material competition with the Company. The term "Business" shall specifically include, without limitation, Filene's Basement, Century 21 Department Stores, Nordstrom Rack, Saks Off 5th and their respective affiliates or successors in interest to the extent the affiliates or successors engage directly in the Business. Indirect participation in the operation or management of any Store or Business shall include, but not be limited to, the Financing of any Store or Business in the form of a loan, guaranty of a loan, or the pledging of securities for the repayment of a loan. The term "Financing" as herein used means and refers to an aggregate investment of $25,000 or more, by way of loans to (including the guaranty of or furnishing of security for the repayment of loans to), or capital stock or other proprietary interest in, any one or more than one Store or Business, if the amount of such investment represents more than one percent in Value of the corporation, partnership or other. business entity owning such Store or Business. The term "Value" as herein used means the net worth of such corporation, partnership or other business entity, as disclosed by the balance sheet of such corporation, partnership or other business entity, as of the close of its last preceding fiscal year; except that with respect to an investment in stock or other securities of a corporation, which stock or other securities are part of a class of stock or other securities Actively Traded, the term "Value" shall mean the market value of such stock or other securities of such corporation. Executive and the Company hereby agree that if Executive violates the terms of this Section 18, then, in addition to all other rights and remedies which the Company may have under the terms hereof and pursuant to all applicable law,
(i) the Company shall have the right to seek and obtain equitable relief in the form of a temporary restraining order and permanent injunction against Executive's violation of the terms of this Section 18, (ii) any sums payable to Executive under this Agreement shall be forfeited and (iii) all other obligations of the Company to Executive shall be terminated.

         (c) Executive acknowledges the substantial time, effort, and money the Company has and will spend in building relationships with its suppliers, and agrees that for so long as Executive is employed by the Company and for a period of eighteen (18) months following the termination Executive's employment for any reason (with or without Cause), Executive will not, on Executive's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise, solicit, contact, call upon, communicate with or attempt to communicate with any supplier of the Company, or any representative thereof, with a view to purchasing off-price women's apparel for re-sale.

         (d) Executive acknowledges the substantial amount of time, money, and effort that the Company and subsidiaries have spent and will spend in recruitment of competent employees and agrees that Executive will not, during Executive's employment and for a period of eighteen (18) months after the termination of his employment for any reason (with or without Cause), solicit for employment, attempt to employ or actively assist any other entity in employing or soliciting for employment any employee of the Company or any subsidiary.

         19. Indemnification. The Company shall, and shall cause its Subsidiaries to indemnify the Executive to the fullest extent permitted (including payment of reasonable expenses in advance of a final disposition of a proceeding) by applicable law and the Certificates of Incorporation and By-Laws of the Company and such Subsidiaries, as in effect at the time of the subject act or omission, and the Executive shall be entitled to the protection of any insurance policies the Company or any such Subsidiary may elect to maintain for the benefit of any of its directors and officers, against all reasonable costs, charges and expenses incurred or sustained by him or his legal representatives at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which he (or his legal representatives or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company or any Subsidiary, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company. This covenant and agreement of the Company and its Subsidiaries shall survive this Agreement and continue in force and effect after the expiration of the term hereof.

         20. Confidentiality. Executive covenants and agrees to hold in strictest confidence any and all of the Company's confidential data, including but not limited to information and documents concerning the Company's business, suppliers, supplier and customer lists, marketing methods, advertising plans, files, trade secrets, patents and patent applications, "know-how" techniques or other technical . information not of a published nature or other information which shall come into Executive's possession or custody concerning the business of the Company except (i) to the extent any such information enters the public domain other than by reason of a breach by the Executive of this Section 20 and (ii) to the extent the Executive is required by law to disclose any such information and (iii) to the extent such information is generally known to the industry or the public other than as a result of Executive's breach-of this Agreement. The Executive will immediately notify the Company if he believes he is required by law to disclose any such information, so that the Company may determine whether or not to oppose such requirement. This covenant and agreement of Executive shall survive this Agreement and continue in force and effect after the expiration of the term hereof, whether by limitation or otherwise.

         21. Severability. The Company and Executive hereby-agree that should any court of competent jurisdiction determine that any provision of this Agreement shall, but for the provisions of this Section 21, be illegal or void as against public policy, for any reason, then such provision shall automatically be amended to the extent (but only to the extent) necessary to make it sufficiently narrow in scope, time and geographic area that such court shall determine it not to be illegal or void as against public policy. If any such provision cannot be amended to the extent provided in the preceding sentence, then such provision shall be severed from this Agreement. In either event, all other remaining terms and provisions shall remain in full force and effect.

         22. Enforcement. The Company and Executive shall each be entitled to pursue all legal and equitable rights and remedies to secure performance of the obligations and duties of the other under this Agreement, and enforcement of one or more of such rights and remedies shall in no way preclude the Company or Executive from pursuing, at the same time or subsequently, any and all other rights and remedies available to each of them.

         23. Withholding. All payments to be made to the Executive under this Agreement shall be reduced by all required withholding.

         24. Entire Agreement/Contingency of Closing of the Transaction. This Agreement is contingent upon the closing of the Transaction and shall not become effective until the closing of the Transaction. Notwithstanding the foregoing, the parties covenant and agree that that this Agreement shall not be terminated prior to the closing of the Transaction and the parties shall not take any action (or refrain from taking any action) which would be inconsistent with the terms and conditions hereof, or which would frustrate the performance of this Agreement following the closing of the Transaction; provided, however, that the foregoing sentence shall not be construed as preventing the Company from negotiating in good faith regarding the closing of the Transaction. Contingent upon the closing of the Transaction, the entire understanding and agreement between the parties has been incorporated into this Agreement, and this Agreement supersedes all other agreements and understandings between the parties with respect to the employment of Executive by the Company. This Agreement shall inure to the benefit of, and shall be binding upon, the Company and its heirs, successors and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of or enforceable by any Person who is not a party hereto. Executive agrees that this Agreement may be assigned by the Company to a Subsidiary of the Company; such assignment, however, shall not relieve the Company of any of its obligations hereunder except to the extent that such obligations are actually discharged by such Subsidiary and shall not involve duties that are inconsistent with the duties described in Section 3 hereof or any reduction in status. By signing below, the Company warrants and represent that this Agreement and the Company's performance hereunder have been duly authorized by all requisite corporate action and that this Agreement constitutes its legal and binding obligation, duly enforceable against it in accordance with its terms. Should the closing of the Transaction not take place, this Agreement shall become null and void, and any agreements between Executive and the Company existing as of the date this Agreement is signed shall continue in effect.

         25. Governing Law. Any question or other matter arising under this Agreement, whether of validity, interpretation, performance or otherwise, shall be determined in accordance with, and governed by, the laws of the State of New York.

         26. Non-Disparagement.

         (a) Except as otherwise required by law or as is required to enforce this Agreement or any other agreement between Executive and the Company, the Company hereby agrees and covenants that, following the termination of Executive's employment for any reason, the Company shall cause executive officers or members of the Board of Directors of the Company who have specific knowledge of this Agreement (collectively "the Restricted Individuals") to refrain from making any statement, written or verbal, directly or indirectly, expressly or implicitly, in any forum or media, or take any other action, either directly or indirectly, in disparagement of Executive.

         (b) Except as otherwise required by law or as is required to enforce this Agreement or any other agreement between Executive and the Company, Executive hereby agrees and covenants that, following the termination of Executive's employment for any reason, Executive shall not make any statement, written or verbal, directly or indirectly, expressly or implicitly, in any forum or media, or take any other action, either directly or indirectly, in disparagement of the Company or any of its executive officers or Board of Directors.

         27. Miscellaneous.

         (a) The captions in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement, and if any caption is inconsistent with any provisions of this Agreement, such provisions shall govern.

         (b) This Agreement may not be waived, changed, modified or discharged orally, but only (i) by an agreement in writing signed by the party against whom any waiver, change, modification or discharge is sought, and (ii) with the written consent of Parent.

         (c) All notices given hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by Federal Express or other national overnight courier service capable of providing delivery confirmation, or by hand-delivery, or by facsimile transmission with confirmed receipt, and, if intended for the Company, shall be addressed to it at 2500 Halsey Street, Bronx, New York 10461, Attn: Co Chairman of the Board, or at such other address or addresses and for the attention of such other person or persons of which the Company shall have given notice to the Executive in the manner herein provided, with a copy to Parker Chapin LLP, 405 Lexington Avenue, New York, NY 10174, Attention: Herbert Rosedale, Esq., and if intended for the Executive, shall be addressed to him at his then current residence address as shown by the employment records of the Company, or at such other address or to such designee of which the Executive shall have given notice to the company in the manner herein provided. Each such notice shall be deemed to be given on the date received at the address of the addressee or upon refusal to accept delivery.

         (d) The Company and the Executive will treat this Agreement as confidential, and neither of them will disclose the contents of this Agreement to any person, except as may be required by law and except as the Company may need to do so in its dealings with banks or other lenders or otherwise in the normal course of business.

         (e) The Executive irrevocably (i) consents to the jurisdiction of the Supreme Court of the State of New York, New York County, and of any Federal court located in or having jurisdiction over that County in connection with any act taken or omitted hereunder, (ii) waives and agrees not to assert in any such action, suit or other proceeding that he is not personally subject to the jurisdiction of such courts, that the action, suit or other proceeding is brought in an inconvenient forum or that the venue of the action, suit or other proceeding is improper, (iii) waives personal service of any summons, complaint or other process and (iv) agrees that the service thereof may be made by certified or registered mail directed to the Executive at his address for purposes of notices hereunder. Should the Executive fail to appear or answer within 30 days, he shall be deemed in default and judgment may be entered by the Company against him for the amount or other relief as demanded in any summons, complaint or other process so served. Nothing contained herein shall affect the rights of the Company to bring such an action, suit or other proceeding in any other jurisdiction.

         (f) This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one Agreement, binding on all the parties notwithstanding that all of the parties are not signatories to the original or the same counterpart.

         (g) On or after a Change of Control, the Company shall pay and be solely responsible for any reasonable attorneys' fees and expenses and court costs incurred by the Executive to the extent the Executive is successful to a material degree in pursuing any claim or dispute arising as a result of the failure by the Company to perform its obligations under Section 16(e) of this Agreement or in connection with any action which may be brought, by or in the name or for the benefit of the Company contesting the validity or enforceability of Section 16(e) of this Agreement.

         28. Third-Party Beneficiary. Parent is a third-party beneficiary of this Agreement and shall be entitled to enforce this Agreement against the Executive in the same manner as if Parent were a party hereto.

                        [SIGNATURES ON FOLLOWING PAGE]

               [SIGNATURE PAGE TO FRIEDMAN EMPLOYMENT AGREEMENT]

                                                LOEHMANN'S HOLDINGS INC.


                                                By:  /s/ William J. Fox
                                                     --------------------
                                                Name:  William J. Fox
                                                Title: Co-Chairman


                                                /s/ Robert N. Friedman
                                                -------------------------
                                                Robert N. Friedman